UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2021

NEXPOINT REAL ESTATE FINANCE, INC.
(Exact Name Of Registrant As Specified In Charter)

Maryland	001-39210	84-2178264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court , Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF NREF-PRA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2021, the general partner of the operating partnership of NexPoint Real Estate Finance, Inc. (the “Company”), NexPoint Real Estate Finance Operating Partnership, L.P. (the “Operating Partnership”), executed the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “OP LPA”), for the purposes of creating a board of directors of the Operating Partnership (the “Partnership Board”) and subdividing and reclassifying the outstanding common partnership units of the Operating Partnership into Class A, Class B and Class C OP Units (collectively, “OP Units”). The OP LPA generally provides that the newly created Class A OP Units and Class B OP Units will each have 50.0% of the voting power of the OP Units, including with respect to the election of directors to the Partnership Board, and that the Class C OP Units will have no voting power. The reclassification of the OP Units did not have a material effect on the economic interests of the holders of OP Units. In connection with the OP LPA, the OP Units held by the Company were reclassified into Class A OP Units, the OP Units held by NexPoint Strategic Opportunities Fund were reclassified into Class B OP Units and the remaining OP Units were reclassified into Class C OP Units.

In addition, on September 8, 2021, the general partner of the subsidiary partnerships of the Operating Partnership (the “Subsidiary Operating Partnerships”) executed the Second Amended and Restated Limited Partnership Agreement of each of the respective Subsidiary Operating Partnerships (the “SubOP LPAs”). The general partners of the Subsidiary Operating Partnerships amended and restated the limited partnership agreements to provide that Class C OP Units of the Operating Partnership may be issued in connection with the redemption of common partnership units of the Subsidiary Operating Partnerships pursuant to the SubOP LPAs.

Affiliates of NexPoint Real Estate Advisors VII, L.P., the Company’s external manager, are limited partners in the Operating Partnership and one or more of the Subsidiary Operating Partnerships.

Each of the descriptions of the OP LPA and the SubOP LPAs contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the OP LPA and each of the SubOP LPAs, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

OP Unit Redemption

At the Company’s 2021 annual meeting, the Company’s stockholders approved the potential issuance of 13,758,905.9 shares of the Company’s common stock to related parties in connection with the redemption of their OP Units or common partnership units in the Subsidiary Operating Partnership that may be redeemed for OP Units. As previously disclosed, the Company expected to redeem approximately 1,479,132 OP Units for cash in the third quarter and issue 1,479,132 shares of common stock to the redeeming unitholders for the same cash amount.

On September 8, 2021, the Company redeemed approximately 1,479,132 OP Units for cash and issued 1,479,132 shares of common stock to the redeeming unitholders for the same cash amount. An aggregate of approximately $31.4 million was paid by the redeeming unitholders in connection with the issuance of the shares. No selling commissions or fees were paid in connection with the issuance.

The Company issued shares of its common stock in reliance upon the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Second Amended and Restated Limited Partnership Agreement of NexPoint Real Estate Finance Operating Partnership, L.P., dated September 8, 2021

10.2	Second Amended and Restated Limited Partnership Agreement of NREF OP I, L.P., dated September 8, 2021

10.3	Second Amended and Restated Limited Partnership Agreement of NREF OP II, L.P., dated September 8, 2021

10.4	Second Amended and Restated Limited Partnership Agreement of NREF OP IV, L.P., dated September 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP- Finance, Secretary and Treasurer

Date: September 9, 2021